                                                                     EXHIBIT 1.3

                                                                  EXECUTION COPY

                              THE GILLETTE COMPANY
                            (a Delaware Corporation)

                           3.80% Senior Notes due 2009

                                 TERMS AGREEMENT

                                 August 23, 2004

To:   THE GILLETTE COMPANY
      Prudential Tower Building
      Boston, Massachusetts 02199

Ladies and Gentlemen:

      We (the "Lead Underwriters") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters", which term shall include any Underwriter substituted pursuant to Section 10 of the Standard Provisions (as hereinafter defined)), and we understand that The Gillette Company, a Delaware corporation (the "Company"), proposes to issue and sell $300,000,000 aggregate principal amount of its 3.80% Senior Notes due 2009 (the "Offered Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell to each Underwriter, and each Underwriter agrees to purchase, severally and not jointly, from the Company, the aggregate principal amount of Offered Securities opposite its name set forth below:

Underwriter:                                       Principal Amount of Offered Securities:
-----------                                        --------------------------------------
Banc of America Securities LLC                               $150,000,000
Morgan Stanley & Co. Incorporated                            $150,000,000
                                                             ------------
Total                                                        $300,000,000
                                                             ============

      Payment of the purchase price for, and delivery of certificates for, the Offered Securities shall be made at the office of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019 or at such other place as shall be agreed upon by the Lead Underwriters and the Company, at 9:00 a.m. (Eastern time) on August 30, 2004 (unless postponed in accordance with the provisions of Section 10 of the Standard Provisions), or such other time not later than ten business days after such date as shall be agreed upon by the Lead Underwriters and the Company (such time and date of payment and delivery being herein called the "Closing Time").

      Notices to the Underwriters shall be directed to Banc of America Securities LLC, NY1-301-2M-01, 9 West 57th Street, New York, New York 10019, attention: Transaction Management, Telecopy No.: (212) 847-5184 (with a copy to the General Counsel).

      The Offered Securities shall have the terms set forth in the prospectus dated November 15, 2002, and the prospectus supplement dated August 23, 2004, including the following:

                                  3.80% Senior Notes due 2009

Title: 3.80% Senior Notes due 2009
Rank: Senior
Aggregate principal amount: $300,000,000
Denominations:  1,000 and integral multiples thereof
Currency of payment:  U.S. Dollars
Interest rate or formula: 3.80% per annum
Interest payment dates: March 15 and September 15, commencing March 15, 2005 Regular record dates: March 1 and September 1
Stated maturity date: September 15, 2009
Redemption provisions: None
Sinking fund requirements: None
Listing requirements: None
Black-out provisions: None
Fixed or Variable Price Offering: Variable Price Offering
Purchase price:  99.749% of principal amount
Form:  Book Entry
Other terms and conditions:  N/A

      Except as set forth below, all provisions contained in the document entitled The Gillette Company Underwriting Agreement Standard Provisions dated August 23, 2004 (the "Standard Provisions"), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full in this Terms Agreement, except that (i) if any term defined in the Standard Provisions is otherwise defined in this Terms Agreement, the definition set forth in this Terms Agreement shall control, and (ii) if only one Underwriter is named in this Terms Agreement, all references in the Standard Provisions to the Lead Underwriter shall mean the Underwriter named in this Terms Agreement. This Terms Agreement, including the Standard Provisions incorporated by reference herein, is referred to in the Standard Provisions as this "Agreement."

      Please accept this offer no later than 11:59 p.m. (New York City time) on August 23, 2004 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.


                                  Very truly yours,



                                  BANC OF AMERICA SECURITIES LLC

                                  By: /s/ Peter J. Carbone
                                      ------------------------------------
                                      Authorized Signatory



                                  MORGAN STANLEY & CO. INCORPORATED

                                  By: /s/ Michael Fusco
                                      ------------------------------------
                                      Authorized Signatory

Accepted:

THE GILLETTE COMPANY

By: /s/ Gail F. Sullivan
    --------------------------------
    Name: Gail F. Sullivan
    Title: Vice President, Treasurer

                                                                  EXECUTION COPY

                              THE GILLETTE COMPANY
                            (a Delaware corporation)

                   UNDERWRITING AGREEMENT STANDARD PROVISIONS

                             Dated: August 23, 2004

                                                                  EXECUTION COPY

      The Gillette Company, a Delaware corporation (the "Company"), proposes to issue and sell from time to time after the date hereof pursuant to the Registration Statement (as defined below) an aggregate initial offering price of its debt securities (the "Securities") not to exceed $700,000,000 (or its equivalent in one or more foreign currencies), as such amount may be increased from time to time pursuant to the filing of any Rule 462(b) Registration Statement (as hereinafter defined). The Securities will be issued pursuant to an indenture, dated as of April 11, 2002, as modified, amended or supplemented from time to time (collectively, the "Indenture"), between the Company and Bank One, N.A., as trustee (the "Trustee").

      Whenever the Company determines to make an offering of Securities, the Company will enter into an agreement (each, a "Terms Agreement") providing for the sale of such Securities (the Securities to be offered and sold pursuant to the applicable Terms Agreement, the "Offered Securities") to, and the purchase and offering thereof by, one or more Underwriters. The standard provisions set forth herein shall, except as otherwise provided in the applicable Terms Agreement, be incorporated by reference in any Terms Agreement. The applicable Terms Agreement, including the standard provisions set forth herein incorporated therein by reference, is herein referred to as this "Agreement." Terms defined in the applicable Terms Agreement are used herein as therein defined.

      The Company has filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the "Securities Act"), a registration statement on Form S-3 (File No. 333-101112), which was declared effective by the Commission on November 15, 2002, including a prospectus, relating to the Securities, and has filed with, or transmitted for filing to, or shall promptly after the date of the applicable Terms Agreement file with, or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") pursuant to Rule 424 under the Securities Act, specifically relating to the Offered Securities to be offered and sold pursuant to the applicable Terms Agreement. The term "Registration Statement" means the registration statement referred to in the immediately preceding sentence, including any exhibits thereto, as amended to the date of the applicable Terms Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the applicable Prospectus Supplement, in the form most recently furnished to the Underwriter or Underwriters, as the case may be, for use in confirming sales of the Offered Securities. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include, in each case, the documents, if any, incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be, and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include, in each case, the documents, if any, that are filed with the Commission on or after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act"), that are deemed to be incorporated by reference therein. If the Company has filed a registration statement with the Commission pursuant to Rule 462(b) of the Securities Act (the "Rule 462(b) Registration Statement"), then, after such filing, all references to

"Registration Statement" shall be deemed to refer to and include the Rule 462(b) Registration Statement.

      SECTION 1. Representations and Warranties by the Company.

      (a) Representations and Warranties. The Company represents and warrants to the Underwriter or each Underwriter, as the case may be, named in the applicable Terms Agreement, as of the date of the applicable Terms Agreement and as of the Closing Time specified in such Terms Agreement, and agrees with the Underwriter or each Underwriter, as the case may be, with respect to the Offered Securities, as follows:

            (i) Registration Statement and Prospectus. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has been declared effective by the Commission; and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission. At the respective times the Registration Statement and any post-effective amendments thereto became effective, the Registration Statement and any amendments thereto complied in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the "Trust Indenture Act"), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time, neither the Prospectus nor any amendment or supplement thereto includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (a) statements in or omissions from the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto and (ii) that part of the Registration Statement which constitutes the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1") under the Trust Indenture Act. Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act.

            (ii) Incorporated Documents. The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (iii) Financial Statements. Except as noted therein: (A) the consolidated financial statements, and the related notes thereto, included in the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; (B) said financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis, and the supporting schedules included in the Prospectus present fairly in all material respects the information required to be stated therein; (C) any pro forma financial information, and the related notes thereto, included in the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable; and (D) the selected and consolidated financial data and the summary financial information included in the Prospectus present fairly the information shown therein and, unless otherwise indicated therein, have been compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

            (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Prospectus as amended or supplemented, there has not been any material change in the capital stock of the Company (other than shares of capital stock repurchased pursuant to the Company's stock repurchase program as authorized by the Company's board of directors from time to time) or long-term debt of the Company and its consolidated subsidiaries taken as a whole or any material adverse change, or any known development involving the reasonable likelihood of a prospective material adverse change, in the business, operations or financial condition of the Company and its consolidated subsidiaries taken as a whole (a "Material Adverse Effect"); and, since the respective dates as of which information is given in the Prospectus as amended or supplemented, neither the Company nor any subsidiary of the Company that is a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X under the Securities Act (each, a "Significant Subsidiary") has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its consolidated subsidiaries taken as a whole.

            (v) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as conducted as of the date of the applicable Terms Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not result in a Material Adverse Effect.

            (vi) Good Standing of Significant Subsidiaries. Each of the Significant Subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as conducted as of the date of the applicable Terms Agreement; and, except as set forth in Exhibit 21 to the Company's most recent Annual

      Report on Form 10-K or as described in the Prospectus, all the outstanding shares of capital stock or other outstanding equity interests in each Significant Subsidiary have been duly authorized and validly issued, are fully-paid and non-assessable, and (except, in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

            (vii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

            (viii) Authorization of the Indenture. The Indenture has been duly authorized by the Company and at the Closing Time will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

            (ix) Authorization of the Offered Securities. The Offered Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement. The Offered Securities, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in the applicable Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and will be in the form or forms contemplated by, and will be entitled to the benefits of, the Indenture.

            (x) Absence of Defaults and Conflicts. Neither the Company nor any of its Significant Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its charter or by-laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which is material to the Company and its consolidated subsidiaries taken as a whole and to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries or any of their respective properties is bound or subject, except for violations and defaults which individually and in the aggregate would not result in a Material Adverse Effect. The execution, delivery and performance by the Company of its obligations under this Agreement, the Indenture and the Offered Securities and the consummation of the transactions contemplated by this Agreement will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which is material to the Company and its consolidated subsidiaries taken as a whole and to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries or any of their respective properties is bound or subject, except for conflicts, breaches and defaults which individually and in the aggregate would not result in a Material Adverse Effect, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties.

            (xi) Absence of Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Significant Subsidiaries is or is threatened to be a party or to which any properties of the Company or any of its Significant Subsidiaries is or is threatened to be the subject which could individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

            (xii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the due authorization, execution, delivery and performance by the Company of its obligations under this Agreement, the Indenture and the Offered Securities, except such (i) as have been already obtained or as may be required under the Exchange Act, the Securities Act or the Trust Indenture Act and (ii) as may be required under state securities or blue sky laws in connection with the purchase and distributions of the Offered Securities by any Underwriter.

            (xiii) Description of the Offered Securities and the Indenture. The Offered Securities and the Indenture conform to the descriptions thereof contained in the Prospectus as amended or supplemented under the captions "Description of Debt Securities" and "Description of the Notes," insofar as they purport to constitute a summary of the terms of the Offered Securities. The descriptions contained under the captions "Plan of Distribution" and "Underwriting," insofar as they purport to describe the provisions of the documents referred to therein, accurately and fairly summarize such matters in all material respects.

            (xiv) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be, an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

            (xv) No Stabilization or Manipulation. None of the Company, its Significant Subsidiaries, or any of their respective officers, directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

      (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to any Underwriter or to counsel for the Underwriter or Underwriters, as the case may be, shall be deemed a representation and warranty by the

Company to the Underwriter or each Underwriter, as the case may be, as to the matters covered thereby.

      SECTION 2. Sale and Delivery; Closing.

      (a) Offered Securities. The commitment of the Underwriter or the several commitments of each Underwriter, as the case may be, named in the applicable Terms Agreement to purchase the Offered Securities pursuant to this Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements contained in this Agreement and shall be subject to the terms and conditions contained in this Agreement.

      (b) Payment. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to, in each case, at the Closing Time and location specified in the applicable Terms Agreement, the account of the Underwriter or, if more than one Underwriter is named in the applicable Terms Agreement, delivery to the Lead Underwriter for the respective accounts of the Underwriters, of the Offered Securities to be purchased by it or them, as the case may be. It is understood that, if more than one Underwriter is named in the applicable Terms Agreement, each Underwriter named in the applicable Terms Agreement has authorized the Lead Underwriter, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Offered Securities which it has severally agreed to purchase and the Lead Underwriter, individually and not as representative of such Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Offered Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

      (c) Denominations; Registration. If the Offered Securities are not to be issued in a global form, certificates for the Offered Securities shall be in such denominations and registered in such names as the Lead Underwriter may request in writing at least one full business day before the Closing Time. The certificates representing the Offered Securities shall be made available for examination and packaging by the Lead Underwriter in The City of New York not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time.

      SECTION 3. Covenants of the Company. The Company covenants with the Underwriter or each Underwriter, as the case may be, named in the applicable Terms Agreement, with respect to the Offered Securities, as follows:

      (a) Filing of Prospectus; Filings under the Exchange Act. To deliver to the Underwriter or each Underwriter, as the case may be, if requested, a manually signed copy of the Registration Statement; to prepare the Prospectus Supplement in a form reasonably acceptable to the Lead Underwriter and to file the Prospectus pursuant to Rule 424 under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of the applicable Terms Agreement or, if applicable, such earlier time as may be required by Rule 424; to make no further amendment or any supplement to the Registration Statement or Prospectus after the date of the applicable Terms Agreement and prior to the Closing Time to which the Lead Underwriter shall reasonably object promptly after reasonable notice thereof (provided, that the foregoing shall not apply to any of the Company's filings with the Commission under the Exchange Act); to advise the Lead Underwriter promptly of any such amendment or supplement after such Closing Time and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Securities and furnish the Lead Underwriter with copies thereof (provided, that the foregoing shall not apply to any of the Company's filings with the Commission under the Exchange Act); to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Securities, and during such same period to advise the Lead Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission (provided, that the foregoing shall not apply to any of the Company's filings with the Commission under the Exchange Act), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Offered Securities, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

      (b) Qualification of the Offered Securities for Offer and Sale. The Company will use its best efforts, in cooperation with the Underwriter or each Underwriter, as the case may be, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Lead Underwriter may designate and will maintain such qualifications in effect as long as required for the sale of the Offered Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Offered Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with the distribution of the Offered Securities.

      (c) Delivery of Prospectus; Notice and Effect of Material Events. Prior to 5:00 p.m., New York City time, on the New York business day next succeeding the date of the applicable Terms Agreement, or as soon thereafter as practicable but in no event later than the related Closing Time, to furnish to the Underwriter or each Underwriter, as the case may be, with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriter or each Underwriter may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Offered Securities and if at such time any event shall have occurred that could reasonably be expected to have a Material Adverse Effect, or any event as a result of which the Prospectus as amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement such Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Lead Underwriter, and confirm such notice in writing, and upon its request to file such document and to prepare and furnish without charge to the Underwriter or each Underwriter, as the case may be, and to any dealer in securities as many written and electronic copies as the Underwriter or each Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

      (d) Financial Statements. To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

      (e) DTC. The Company will cooperate with the Lead Underwriter and use its best efforts to permit the Offered Securities to be eligible for clearance and settlement through the facilities of DTC.

      (f) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Prospectus under "Use of Proceeds."

      (g) No Sales of Similar Securities. Subject to the immediately following sentence, the Company agrees that during the period beginning on the date of the applicable Terms Agreement and continuing to and including the related Closing Time, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company that mature more than one year after the Closing Time and which are substantially similar to the Offered Securities. Notwithstanding the restriction contained in the immediately preceding sentence, the Company may: (i) sell its commercial paper in the ordinary course of business and (ii) issue and sell debt securities pursuant to the Distribution Agreement, dated as of August 23, 2002, by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent.

      (h) Registration Statement; Incorporated Documents. At the respective times that any further post-effective amendments to the Registration Statement become effective, such amendments will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any documents incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      SECTION 4. Payment of Expenses.

      (a) Expenses. Unless otherwise provided in the applicable Terms Agreement, the Company will pay the following expenses incident to the performance of its obligations under this Agreement: (i) the preparation, printing, filing and delivery to the Underwriter or each Underwriter, as the case may be, named in the applicable Terms Agreement, of the Registration Statement or the Prospectus (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto subsequent to the date of the applicable Terms Agreement but prior to the expiration of the period of time during which the delivery of a prospectus is required in connection with the offering or sale of the Offered Securities, (ii) the preparation, printing and delivery to the Underwriter or each Underwriter, as the case may be, of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Offered Securities, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and
(v) any fees payable in connection with any rating of the Offered Securities. Unless otherwise provided in the applicable Terms Agreement, the Underwriter or each Underwriter, as the case may be, named in the applicable Terms Agreement will pay the following expenses incident to the performance of its or their obligations under this Agreement: (i) the preparation, issuance and delivery to the Underwriter or each Underwriter, as the case may be, of the certificates for the Offered Securities, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Offered Securities to the Underwriter or each Underwriter and any charges of DTC in connection therewith,
(ii) the qualification of the Offered Securities under securities laws in accordance with the provisions of Section 3(b) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter or Underwriters, as the case may be, in connection therewith and in connection with the preparation of any Blue Sky Survey or any supplement thereto, (iii) any fees of the National Association of Securities Dealers, Inc. in connection with the Offered Securities and (iv) the fees and disbursements of counsel to the Underwriter or Underwriters, as the case may be.

      (b) Termination of Agreement. If this Agreement is terminated by the Lead Underwriter in accordance with the provisions of Section 5(h) or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter or each Underwriter, as the case may be, named in the applicable Terms Agreement for all of its or their out-of-pocket expenses reasonably incurred, including the reasonable fees and disbursements of counsel for the Underwriter or Underwriters.

      SECTION 5. Conditions to the Obligations of the Underwriter or each Underwriter. The obligations of the Underwriter or each Underwriter, as the case may be, named in the applicable Terms Agreement to purchase and pay for the Offered Securities pursuant to this Agreement are subject to the accuracy, as of the Closing Time, of the representations and warranties of the Company contained in Section 1(a) hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder required to be performed by it on or before the Closing Time, and to the following further conditions:

      (a) Registration Statement and Prospectus. The Prospectus shall have been filed with the Commission pursuant to Rule 424 under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 3(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Lead Underwriter's reasonable satisfaction.

      (b) Opinion of Counsel for the Company. At the Closing Time, the Lead Underwriter shall have received the favorable opinion, dated as of the Closing Time, of the General Counsel or a Deputy General Counsel of the Company, in form and substance reasonably satisfactory to the Lead Underwriter.

      (c) Opinion of Counsel for the Underwriter or Underwriters. At the Closing Time, the Lead Underwriter shall have received the opinion, dated as of the Closing Time, of counsel for the Underwriter or Underwriters, as the case may be, in form and substance reasonably satisfactory to the Lead Underwriter. In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

      (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus as amended or supplemented, any Material Adverse Effect and the Lead Underwriter shall have received a certificate of the Company, signed by each of the Treasurer and Secretary of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all of the agreements entered into in connection with the transaction contemplated by this Agreement and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

      (e) Accountants' Comfort Letters. At the Closing Time, the Lead Underwriter shall have received from KPMG LLP or the Company's then engaged accounting firm a letter dated such date, in form and substance reasonably satisfactory to the Lead Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and financial information included in the Registration Statement and the Prospectus (as amended or supplemented).

      (f) Additional Documents. At the Closing Time, counsel for the Underwriter or Underwriters, as the case may be, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities shall be reasonably satisfactory in form and substance to the Lead Underwriter and such counsel.

      (g) Maintenance of Rating. Since the date of the applicable Terms Agreement, there shall not have occurred a downgrading in the rating assigned to any of the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such securities rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

      (h)   Termination of this Agreement. If any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Lead Underwriter by notice to the Company at any time prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.

      (a) Indemnification of the Underwriter or Each Underwriter. The Company agrees to indemnify and hold harmless the Underwriter or each Underwriter, as the case may be, named in the applicable Terms Agreement, and each person, if any, who controls the Underwriter or each such Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Lead Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to (A) any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (B) any loss, liability, claim, damage or expense that results from the fact that any Underwriter sold Offered Securities to a person to whom there was not sent or given, at or prior to the earlier of either the mailing or delivery of the written confirmation of such sale or the delivery of such Offered Securities to such person, a copy of the Prospectus (excluding the documents incorporated therein by reference), if the Company had previously furnished copies thereof to such Underwriter in a sufficient amount of time in advance of such mailing or delivery to allow such Underwriter to mail or deliver such copies to such person and, as of the date of such mailing or delivery, such Prospectus did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (b) Indemnification of the Company, Directors and Officers. The Underwriter agrees or, if more than one Underwriter is named in the applicable Terms Agreement, each Underwriter, severally agrees, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Lead Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof, other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter or Underwriters, as the case may be, named in the applicable Terms Agreement, on the other hand, from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriter or Underwriters, as the case may be, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company, on the one hand, and the Underwriter or Underwriters, as the case may be, on the other hand, in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter or Underwriters bear to the aggregate initial offering price of the Offered Securities.

      The relative fault of the Company, on the one hand, and the Underwriter or Underwriters, as the case may be, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the

Underwriter or Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Underwriter or Underwriters, as the case may be, agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased and sold by it hereunder exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

      If more than one Underwriter is named in the applicable Terms Agreement, the Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Offered Securities set forth opposite their respective names in such Terms Agreement, and not joint.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each of the Company's directors and officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Offered Securities.

      SECTION 9. Termination of Agreement.

      (a) Termination; General. The Lead Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis (including without limitation an act of terrorism) or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Underwriter, impracticable or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

      (b)   Liabilities. If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further, that Sections 6 and 7 shall survive such termination and remain in full force and effect.

      SECTION 10. Default by One or More of the Underwriters. If more than one Underwriter is named in the applicable Terms Agreement and one or more of the Underwriters shall fail at the Closing Time to purchase the Offered Securities which it or they are obligated to purchase under such Terms Agreement (the "Defaulted Securities"), then the Lead Underwriter shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, the Lead Underwriter shall not have completed such arrangements within such 24-hour period, then:

      (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Offered Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of the Defaulted Securities in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

      (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Offered Securities to be purchased on such date pursuant to such Terms Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

      No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement, either the Lead Underwriter or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

      SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at The Gillette Company, Prudential Tower Building, Boston, Massachusetts 02199, attention: Treasurer, Telecopy No.: (617) 421-7699. Notices to the Underwriter or Underwriters, as the case may be, shall be directed as provided in the applicable Terms Agreement.

      SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Company, the Underwriter or each Underwriter, as the case may be, named in the applicable Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter or Underwriters, as the case may be, and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained in this Agreement. This Agreement and all conditions and provisions contained in this Agreement are intended to be for the sole and exclusive benefit of the parties to the applicable Terms Agreement and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.